Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: July 22, 2026

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three and six-month periods ended June 30, 2026.

Unaudited Financial Information

Net income for the quarter ended June 30, 2026 was $7.8 million, or $1.33 per diluted share, compared to $6.9 million, or $1.20 per diluted share, for the quarter ended June 30, 2025. The $0.9 million, or 13%, increase in net income resulted primarily from a $2.9 million increase in net interest income coupled with a $0.1 million increase in non-interest income. This was partially offset by a $1.3 million increase in non-interest expense and a $0.4 million increase in the provision for credit losses due to the growth of loans and unfunded commitments.

For the six months ended June 30, 2026, net income was $15.3 million, or $2.63 diluted earnings per share, compared to $12.9 million, or $2.23 diluted earnings per share, for the six months ended June 30, 2025.  The $2.4 million, or 19%, increase in net income stemmed from the $5.2 million increase in net interest income and $0.4 million increase in non-interest income. This was partially offset by a $1.9 million increase in non-interest expense and a $1.0 million increase in the provision for credit losses on loans and unfunded commitments.

“We delivered an outstanding second quarter, driven by strong revenue growth and favorable credit performance,” said Daniel J. Santaniello, President and Chief Executive Officer. “Our continued execution on key strategic initiatives propelled total assets to nearly $3.0 billion. These results reflect the strength of our franchise, the dedication of our bankers, and their unwavering commitment to the client experience. I am deeply grateful for their contributions and remain confident in our momentum and our ability to build on this success throughout the remainder of 2026.”

Consolidated Second Quarter Operating Results Overview

Net interest income was $20.8 million for the second quarter of 2026, representing a 16% increase over the $17.9 million earned for the second quarter of 2025. The $2.9 million increase in net interest income resulted from the increase of $1.9 million in interest income primarily due to a $113.1 million increase in the average balance of interest-earning assets and a 9 basis points increase in fully-taxable equivalent ("FTE") (non-GAAP measurement) yields. The loan portfolio had the most significant impact, producing a $3.2 million increase in FTE interest income from $208.2 million in higher quarterly average balances and an increase of 5 basis points in FTE loan yields. The increase in interest income was coupled with a $0.8 million decrease in interest expense on deposits due to a 28 basis points decrease in rates paid on interest-bearing deposits which more than offset the increase from $82.1 million in higher average balances compared to the second quarter of 2025.

The FTE yield on interest-earning assets was 4.86% for the second quarter of 2026, an increase of 9 basis points from 4.77% for the second quarter of 2025. The overall cost of interest-bearing liabilities was 2.24% for the second quarter of 2026, a decrease of 28 basis points from the 2.52% for the second quarter of 2025. The cost of funds decreased 22 basis points from 1.95% to 1.73% for the second quarters of 2025 and 2026, respectively. The Company’s FTE net interest spread was 2.62% for the second quarter of 2026, an increase of 37 basis points from 2.25% recorded for the second quarter of 2025. FTE net interest margin increased to 3.22% for the three months ended June 30, 2026 from 2.92% for the same period of 2025.

For the three months ended June 30, 2026, the provision for credit losses on loans was $400 thousand and the provision for credit losses on unfunded commitments was $340 thousand, compared to a $300 thousand provision for credit losses on loans and a $20 thousand provision for credit losses on unfunded commitments for the three months ended June 30, 2025. For the three months ended June 30, 2026, the increase in the provision for credit losses on loans compared to the prior year period was due to more funded loan growth. For the three months ended June 30, 2026, the increase in the provision for credit losses on unfunded commitments compared to the prior period was primarily due to higher commercial construction commitments and loan originations within the portfolio.

Total non-interest income increased $0.1 million, or 2%, to $5.5 million for the second quarter of 2026 compared to $5.4 million for the second quarter of 2025. The increase in non-interest income was primarily attributed to an increase of $0.4 million in wealth management revenue. This increase was partially offset by a $0.2 million in BOLI death benefit recognized during the second quarter of 2025.

Non-interest expenses increased $1.3 million, or 9%, for the second quarter of 2026 to $16.0 million from $14.7 million for the same quarter of 2025. The increase in non-interest expenses was attributed to added salaries and benefits expense of $0.8 million primarily due to an increase in the number of bankers quarter-over-quarter. Additionally, the Company experienced an increase of $0.2 million in professional services expenses and $0.1 million in premises and equipment expenses primarily due to costs for software and subscriptions. These increases were partially offset by a decrease of $0.2 million in advertising costs.

The provision for income taxes increased $0.3 million during the three months ended June 30, 2026 compared to the same period in 2025 primarily due to a $1.3 million increase in income before taxes.

Consolidated Year-To-Date Operating Results Overview

Net interest income was $40.2 million for the six months ended June 30, 2026 compared to $35.0 million for the six months ended June 30, 2025. The $5.2 million increase in net interest income resulted from the increase of $4.1 million in interest income primarily due to a $136.8 million increase in the average balance of interest-earning assets and a 7 basis points increase in FTE yield. The largest contributor to interest income growth was the loan portfolio which produced $5.2 million in interest income from an increase of 5 basis points in FTE loan yields on $170.7 million in higher average balances. The increase in interest income was partially offset by a decrease of $1.0 million in interest earned on the investment portfolio due to decreases of 17 basis points in yield and $49.9 million in average balances. Additionally, the Company experienced a decrease of $1.1 million in interest expense on deposits due to a 25 basis points decrease in rates paid on interest-bearing deposits which more than offset the increase from $109.9 million in higher average balances during the first half of 2026.

The overall cost of interest-bearing liabilities was 2.25% for the six months ended June 30, 2026 compared to 2.51% for the six months ended June 30, 2025. The cost of funds decreased 19 basis points to 1.75% for the six months ended June 30, 2026 from 1.94% for the same period of 2025. The FTE yield on earning assets was 4.82% for the six months ended June 30, 2026, an increase of 7 basis points from the 4.75% year-to-date June 30, 2025. The Company’s FTE net interest spread was 2.57% for the six months ended June 30, 2026, an increase of 33 basis points from the 2.24% recorded for the same period of 2025. FTE net interest margin increased by 24 basis points to 3.15% for the six months ended June 30, 2026 from 2.91% for the same 2025 period primarily due to the decrease on rates paid on interest-bearing deposits coupled with a slight increase on yields earned from loans and leases.

For the six months ended June 30, 2026, the provision for credit losses on loans was $1.3 million and the provision for credit losses on unfunded commitments was $430 thousand compared to a $755 thousand provision for credit losses on loans and a $65 thousand benefit for credit losses on unfunded commitments for the six months ended June 30, 2025. For the six months ended June 30, 2026, the increase in the provision for credit losses on loans compared to the prior year period was due to higher loan growth. For the six months ended June 30, 2026, the increase in the provision for unfunded commitments compared to the prior period was due to growth in originations within the portfolio, specifically in commercial construction commitments.

Total non-interest income for the six months ended June 30, 2026 was $10.7 million, an increase of $0.4 million, or 3%, from $10.3 million for the six months ended June 30, 2025. The increase was primarily due to $0.7 million growth in wealth management revenue. Additionally, the Company saw an increase of $0.2 million in commercial loan late fees due to two substandard loans that were paid off and $0.4 million increase in fees from commercial loans with interest rate hedges during the first half of 2026. Partially offsetting the increase in non-interest income was a decrease of $0.7 million in gains from sold loans primarily due to a $0.5 million gain on the sale of a commercial loan during the first half of 2025.

Non-interest expenses increased to $31.2 million for the six months ended June 30, 2026, an increase of $1.9 million, or 7%, from $29.3 million for the six months ended June 30, 2025. Salaries and benefits expense increased $1.2 million due to an increase in bankers in the first half of 2026, compared to the same period in 2025. Additionally, the Company experienced an increase of $0.3 million in professional services expense. Premises and equipment expense increased $0.2 million primarily due to new technology and higher software costs.

The provision for income taxes increased $0.2 million during the six months ended June 30, 2026 compared to the same period in 2025 primarily due to a $2.6 million increase in income before taxes. Partially offsetting the increase in the provision for income taxes was a $0.5 million discount recognized in the provision from utilizing/applying purchased renewable energy tax credits.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets had a balance of $3.0 billion as of June 30, 2026, an increase of $223.1 million from December 31, 2025. The increase resulted from $174.9 million of net growth in the loans and leases portfolio as of June 30, 2026 compared to December 31, 2025. Cash and cash equivalents increased $59.6 million over the same period. Asset growth was offset by a decrease of $14.9 million in the investment portfolio primarily due to $10.5 million in paydowns and the sale of $5.8 million in available-for-sale securities.

During the same time period, total liabilities increased $209.1 million, or 8%. Deposit growth of $91.3 million and short-term borrowings of $119.8 million were utilized to fund loan growth and increase interest-bearing cash balances. The Company experienced an increase of $30.3 million in non-interest-bearing checking accounts. For interest-bearing deposit accounts, the Company experienced increases of $77.7 million in money market deposits and $7.0 million in savings and clubs; these increases were partially offset by decreases of $20.9 million in time deposits and $2.8 million in interest-bearing checking accounts. As of June 30, 2026, the ratio of insured and collateralized deposits to total deposits was approximately 72%.

Shareholders’ equity increased $14.0 million, or 6%, to $252.9 million at June 30, 2026 from $238.9 million at December 31, 2025. The increase was caused by $10.3 million higher retained earnings from net income of $15.3 million plus a $2.9 million, after tax, improvement in accumulated other comprehensive income, partially offset by $5.0 million in cash dividends paid to shareholders. An additional $0.9 million was recorded from the issuance of common stock under the Company’s stock plans and restricted stock activity. At June 30, 2026, there were no credit losses on available-for-sale and held-to-maturity debt securities. Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Company remains well capitalized with Tier 1 capital at 9.51% of total average assets as of June 30, 2026. Total risk-based capital was 14.29% of risk-weighted assets and Tier 1 risk-based capital was 13.17% of risk-weighted assets as of June 30, 2026. Tangible book value per share was $40.08 at June 30, 2026 compared to $37.88 at December 31, 2025.  Tangible common equity decreased to 7.89% of total assets at June 30, 2026 compared to 8.01% at December 31, 2025 due to an 8% increase in total tangible assets compared to a 7% increase in tangible common equity.

Asset Quality

Total non-performing assets were $1.8 million, or 0.06% of total assets, at June 30, 2026, compared to $2.2 million, or 0.08% of total assets, at December 31, 2025. Past due and non-accrual loans to total loans were 0.22% at June 30, 2026 compared to 0.26% at December 31, 2025. Net charge-offs to average total loans were 0.01% at June 30, 2026 compared to 0.03% at December 31, 2025.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 6,190 hours of volunteer time and over $1.5 million in donations to non-profit organizations directly within the markets served throughout 2025. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures. Adjusted non-interest income used in the calculation of certain non-GAAP performance measures excludes gains and losses on securities sales in order to enhance comparability between reporting periods. Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent ("FTE"), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2026 and 2025. FTE adjustments affect interest income and related ratios only and do not impact reported GAAP net income.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
■	the effects of economic conditions of any other pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war, terrorism, or armed conflict; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$207,660	$148,060
Investment securities	509,032	523,946
Restricted investments in bank stock	9,464	4,373
Loans and leases	2,088,893	1,911,724
Allowance for credit losses on loans	(21,314)	(20,168)
Premises and equipment, net	45,929	48,950
Life insurance cash surrender value	60,189	59,396
Goodwill and core deposit intangible	20,126	20,242
Other assets	51,245	51,535

Total assets	$2,971,224	$2,748,058

Liabilities
Non-interest-bearing deposits	$582,920	$552,581
Interest-bearing deposits	1,975,732	1,914,772
Total deposits	2,558,652	2,467,353
Short-term borrowings	119,802	20
Secured borrowings	4,767	5,995
Other liabilities	35,098	35,830
Total liabilities	2,718,319	2,509,198

Shareholders' equity	252,905	238,860

Total liabilities and shareholders' equity	$2,971,224	$2,748,058

Average Year-To-Date Balances:	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$145,072	$133,171
Investment securities	517,341	544,390
Restricted investments in bank stock	4,531	4,189
Loans and leases	1,993,336	1,866,637
Allowance for credit losses on loans	(20,844)	(20,315)
Premises and equipment, net	51,936	40,457
Life insurance cash surrender value	59,855	58,786
Goodwill and core deposit intangible	20,173	20,358
Other assets	48,162	42,032

Total assets	$2,819,562	$2,689,705

Liabilities
Non-interest-bearing deposits	$569,127	$543,794
Interest-bearing deposits	1,962,805	1,884,507
Total deposits	2,531,932	2,428,301
Short-term borrowings	683	17
Secured borrowings	5,174	6,127
Other liabilities	35,714	36,296
Total liabilities	2,573,503	2,470,741

Shareholders' equity	246,059	218,964

Total liabilities and shareholders' equity	$2,819,562	$2,689,705

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Six Months Ended
	Jun. 30, 2026	Jun. 30, 2025	Jun. 30, 2026	Jun. 30, 2025
Interest income
Loans and leases	$28,475	$25,328	$55,093	$49,924
Securities and other	3,242	4,437	7,084	8,149

Total interest income	31,717	29,765	62,177	58,073

Interest expense
Deposits	(10,887)	(11,738)	(21,868)	(22,925)
Borrowings	(73)	(98)	(146)	(186)

Total interest expense	(10,960)	(11,836)	(22,014)	(23,111)

Net interest income	20,757	17,929	40,163	34,962

Provision for credit losses on loans	(400)	(300)	(1,275)	(755)
Net (provision) benefit for credit losses on unfunded loan commitments	(340)	(20)	(430)	65
Non-interest income	5,483	5,359	10,672	10,332
Non-interest expense	(15,992)	(14,710)	(31,183)	(29,264)

Income before income taxes	9,508	8,258	17,947	15,340

Provision for income taxes	(1,659)	(1,337)	(2,638)	(2,428)
Net income	$7,849	$6,921	$15,309	$12,912

	Three Months Ended
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Interest income
Loans and leases	$28,475	$26,618	$27,269	$26,660	$25,328
Securities and other	3,242	3,842	3,815	4,022	4,437

Total interest income	31,717	30,460	31,084	30,682	29,765

Interest expense
Deposits	(10,887)	(10,981)	(11,717)	(12,158)	(11,738)
Borrowings	(73)	(73)	(87)	(95)	(98)

Total interest expense	(10,960)	(11,054)	(11,804)	(12,253)	(11,836)

Net interest income	20,757	19,406	19,280	18,429	17,929

Provision for credit losses on loans	(400)	(875)	(100)	(200)	(300)
Net (provision) benefit for credit losses on unfunded loan commitments	(340)	(90)	(170)	(110)	(20)
Non-interest income	5,483	5,189	5,122	5,105	5,359
Non-interest expense	(15,992)	(15,191)	(14,921)	(14,632)	(14,710)

Income before income taxes	9,508	8,439	9,211	8,592	8,258

Provision for income taxes	(1,659)	(979)	(1,271)	(1,246)	(1,337)
Net income	$7,849	$7,460	$7,940	$7,346	$6,921

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Assets
Cash and cash equivalents	$207,660	$154,995	$148,060	$142,161	$165,495
Investment securities	509,032	512,308	523,946	529,263	545,821
Restricted investments in bank stock	9,464	4,482	4,373	4,301	4,240
Loans and leases	2,088,893	2,023,671	1,911,724	1,914,893	1,837,477
Allowance for credit losses on loans	(21,314)	(20,942)	(20,168)	(20,218)	(19,976)
Premises and equipment, net	45,929	52,738	48,950	45,422	40,097
Life insurance cash surrender value	60,189	59,792	59,396	58,995	58,849
Goodwill and core deposit intangible	20,126	20,181	20,242	20,303	20,364
Other assets	51,245	52,040	51,535	41,630	46,208

Total assets	$2,971,224	$2,859,265	$2,748,058	$2,736,750	$2,698,575

Liabilities
Non-interest-bearing deposits	$582,920	$574,808	$552,581	$539,118	$558,074
Interest-bearing deposits	1,975,732	2,001,686	1,914,772	1,927,795	1,877,254
Total deposits	2,558,652	2,576,494	2,467,353	2,466,913	2,435,328
Short-term borrowings	119,802	10	20	20	10
Secured borrowings	4,767	4,825	5,995	6,059	6,134
Other liabilities	35,098	33,284	35,830	34,511	39,191
Total liabilities	2,718,319	2,614,613	2,509,198	2,507,503	2,480,663

Shareholders' equity	252,905	244,652	238,860	229,247	217,912

Total liabilities and shareholders' equity	$2,971,224	$2,859,265	$2,748,058	$2,736,750	$2,698,575

Average Quarterly Balances:	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Assets
Cash and cash equivalents	$115,115	$175,362	$150,706	$122,808	$161,316
Investment securities	510,978	523,776	529,518	544,476	546,149
Restricted investments in bank stock	4,633	4,427	4,345	4,277	4,158
Loans and leases	2,040,314	1,945,837	1,927,366	1,892,439	1,832,162
Allowance for credit losses on loans	(21,394)	(20,289)	(20,478)	(20,400)	(20,357)
Premises and equipment, net	53,498	50,358	47,400	42,602	35,954
Life insurance cash surrender value	60,051	59,656	59,255	58,875	58,697
Goodwill and core deposit intangible	20,143	20,203	20,263	20,325	20,386
Other assets	46,163	50,183	39,527	42,724	42,729

Total assets	$2,829,501	$2,809,513	$2,757,902	$2,708,126	$2,681,194

Liabilities
Non-interest-bearing deposits	$579,871	$558,264	$549,911	$544,511	$547,278
Interest-bearing deposits	1,960,662	1,964,972	1,930,040	1,901,166	1,878,548
Total deposits	2,540,533	2,523,236	2,479,951	2,445,677	2,425,826
Short-term borrowings	1,343	16	20	16	10
Secured borrowings	4,796	5,557	6,028	6,093	6,162
Other liabilities	34,509	36,931	37,754	36,415	36,050
Total liabilities	2,581,181	2,565,740	2,523,753	2,488,201	2,468,048

Shareholders' equity	248,320	243,773	234,149	219,925	213,146

Total liabilities and shareholders' equity	$2,829,501	$2,809,513	$2,757,902	$2,708,126	$2,681,194

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Selected returns and financial ratios
Basic earnings per share	$1.34	$1.29	$1.38	$1.27	$1.20
Diluted earnings per share	$1.33	$1.28	$1.37	$1.27	$1.20
Dividends per share	$0.43	$0.43	$0.43	$0.40	$0.40
Yield on interest-earning assets (FTE)*	4.86%	4.77%	4.83%	4.83%	4.77%
Cost of interest-bearing liabilities	2.24%	2.27%	2.42%	2.55%	2.52%
Cost of funds	1.73%	1.77%	1.88%	1.98%	1.95%
Net interest spread (FTE)*	2.62%	2.50%	2.41%	2.28%	2.25%
Net interest margin (FTE)*	3.22%	3.08%	3.04%	2.95%	2.92%
Return on average assets	1.11%	1.08%	1.14%	1.08%	1.04%
Pre-provision net revenue to average assets*	1.45%	1.36%	1.36%	1.30%	1.28%
Return on average equity	12.68%	12.41%	13.45%	13.25%	13.02%
Return on average tangible equity*	13.80%	13.53%	14.73%	14.60%	14.40%
Efficiency ratio (FTE)*	59.19%	58.53%	58.35%	60.17%	61.17%
Expense ratio	1.49%	1.36%	1.36%	1.39%	1.40%

	Six months ended
	Jun. 30, 2026	Jun. 30, 2025
Basic earnings per share	$2.64	$2.24
Diluted earnings per share	$2.63	$2.23
Dividends per share	$0.86	$0.80
Yield on interest-earning assets (FTE)*	4.82%	4.75%
Cost of interest-bearing liabilities	2.25%	2.51%
Cost of funds	1.75%	1.94%
Net interest spread (FTE)*	2.57%	2.24%
Net interest margin (FTE)*	3.15%	2.91%
Return on average assets	1.09%	0.98%
Pre-provision net revenue to average assets*	1.41%	1.22%
Return on average equity	12.55%	12.35%
Return on average tangible equity*	13.67%	13.68%
Efficiency ratio (FTE)*	58.87%	61.42%
Expense ratio	1.43%	1.38%

Other financial data	At period end:
(dollars in thousands except per share data)	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Assets under management	$1,219,415	$1,096,776	$1,058,881	$1,037,414	$1,030,268
Book value per share	$43.54	$42.14	$41.39	$39.75	$37.78
Tangible book value per share*	$40.08	$38.67	$37.88	$36.23	$34.25
Equity to assets	8.51%	8.56%	8.69%	8.38%	8.08%
Tangible common equity ratio*	7.89%	7.91%	8.01%	7.69%	7.38%
Allowance for credit losses on loans to:
Total loans	1.02%	1.04%	1.06%	1.06%	1.09%
Non-accrual loans	12.23x	8.65x	10.66x	7.78x	6.50x
Non-accrual loans to total loans	0.08%	0.12%	0.10%	0.14%	0.17%
Non-performing assets to total assets	0.06%	0.09%	0.08%	0.11%	0.13%
Net charge-offs to average total loans	0.01%	0.02%	0.03%	0.03%	0.05%

Capital Adequacy Ratios
Total risk-based capital ratio	14.29%	14.45%	14.78%	14.52%	14.72%
Common equity tier 1 risk-based capital ratio	13.17%	13.33%	13.65%	13.39%	13.57%
Tier 1 risk-based capital ratio	13.17%	13.33%	13.65%	13.39%	13.57%
Leverage ratio	9.51%	9.38%	9.34%	9.27%	9.16%

* Non-GAAP Financial Measures - see reconciliations below

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
FTE net interest income (non-GAAP)
Interest income (GAAP)	$31,717	$30,460	$31,084	$30,682	$29,765
Adjustment to FTE	777	784	800	785	760
Interest income adjusted to FTE (non-GAAP)	32,494	31,244	31,884	31,467	30,525
Interest expense (GAAP)	10,960	11,054	11,804	12,253	11,836
Net interest income adjusted to FTE (non-GAAP)	$21,534	$20,190	$20,080	$19,214	$18,689

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$15,992	$15,191	$14,921	$14,632	$14,710

Net interest income (GAAP)	20,757	19,406	19,280	18,429	17,929
Plus: taxable equivalent adjustment	777	784	800	785	760
Non-interest income (GAAP)	5,483	5,189	5,122	5,105	5,359
Loss (Gain) on sales of securities	-	577	371	(3)	-
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$27,017	$25,956	$25,573	$24,316	$24,048
Efficiency ratio (non-GAAP) (1)	59.19%	58.53%	58.35%	60.17%	61.17%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,971,224	$2,859,265	$2,748,058	$2,736,750	$2,698,575
Less: Intangible assets	(20,126)	(20,181)	(20,242)	(20,303)	(20,364)
Tangible assets	2,951,098	2,839,084	2,727,816	2,716,447	2,678,211
Total shareholders' equity (GAAP)	252,905	244,652	238,860	229,247	217,912
Less: Intangible assets	(20,126)	(20,181)	(20,242)	(20,303)	(20,364)
Tangible common equity	232,779	224,471	218,618	208,944	197,548

Common shares outstanding, end of period	5,808,518	5,805,180	5,771,110	5,767,288	5,767,490
Tangible Common Book Value per Share	$40.08	$38.67	$37.88	$36.23	$34.25
Tangible Common Equity Ratio	7.89%	7.91%	8.01%	7.69%	7.38%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$9,508	$8,439	$9,211	$8,592	$8,258
Plus: Provision for credit losses	740	965	270	310	320
Total pre-provision net revenue (non-GAAP)	10,248	9,404	9,481	8,902	8,578
Total (annualized) (non-GAAP)	$41,103	$38,139	$37,615	$35,316	$34,404

Average assets	$2,829,501	$2,809,513	$2,757,902	$2,708,126	$2,681,194
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.45%	1.36%	1.36%	1.30%	1.28%

Reconciliations of Non-GAAP Measures to GAAP	Six months ended
(dollars in thousands)	Jun. 30, 2026	Jun. 30, 2025
FTE net interest income (non-GAAP)
Interest income (GAAP)	$62,177	$58,073
Adjustment to FTE	1,561	1,531
Interest income adjusted to FTE (non-GAAP)	63,738	59,604
Interest expense (GAAP)	22,014	23,111
Net interest income adjusted to FTE (non-GAAP)	$41,724	36,493

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$31,183	$29,264

Net interest income (GAAP)	40,163	34,962
Plus: taxable equivalent adjustment	1,561	1,531
Non-interest income (GAAP)	10,672	10,332
Loss on sales of securities	577	822
Net interest income (FTE) plus non-interest income (non-GAAP)	$52,973	$47,647
Efficiency ratio (non-GAAP) (1)	58.87%	61.42%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$17,947	$15,340
Plus: Provision for credit losses	1,705	690
Total pre-provision net revenue (non-GAAP)	$19,652	$16,030
Total (annualized) (non-GAAP)	$39,630	$32,326

Average assets	$2,819,562	$2,645,679
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.41%	1.22%